As filed with the Securities and Exchange Commission on June 12, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHARPLINK GAMING, INC.
(Exact name of registrant as specified in our charter)

Delaware	87-4752260
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(612) 293-0619

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

Rob Phythian

Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(612) 293-0619

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles, Esq.

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017

Phone: (212) 908-3905

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

SHARPLINK GAMING, INC.

58,699,760 Shares of Common Stock

10,400,553 Pre-Funded Warrants to Purchase up to 10,400,553 Shares of Common Stock

10,400,553 Shares of Common Stock Underlying Pre-Funded Warrants

3,455,019 Strategic Advisor Warrants to Purchase up to 3,455,019 Shares of Common Stock

3,455,019 Shares of Common Stock Underlying Strategic Advisor Warrants

2,764,013 Placement Agent Warrants to Purchase up to 2,764,013 Shares of Common Stock

2,764,013 Shares of Common Stock Underlying Placement Agent Warrants

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 58,699,760 shares (the “PIPE Shares”) of common stock, par value $0.0001 share (“Common Stock”) issued to the investors of the PIPE Offering (as defined herein), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 10,400,553 shares of Common Stock with an exercise price per share equal to $0.0001, (iii) 10,400,553 shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 3,455,019 shares of Common Stock, (v) 3,455,019 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Placement Agent Warrants”) to purchase up to 2,764,013 shares of Common Stock with an exercise price per share equal to $7.688, and (vii) 2,764,013 shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”). The Strategic Advisor Warrants are exercisable at various prices per share of Common Stock as follows: (i) 1,382,007 shares of Common Stock at an exercise price of $6.15 per share of Common Stock; (ii) 691,004 shares of Common Stock at an exercise price of $6.765 per share of Common Stock; (iii) 691,004 shares of Common Stock at an exercise price of $7.38 per share of Common Stock; and (iv) 691,004 shares of Common Stock at an exercise price of $7.995 per share of Common Stock.

The Common Stock was issued pursuant to those certain Securities Purchase Agreements (the “Securities Purchase Agreements”) dated May 26, 2025 in a private placement offering (the “PIPE Offering”) that closed on May 30, 2025. The Strategic Advisor Warrants were issued to the strategic advisor pursuant to that certain Strategic Advisor Agreement (the “Strategic Advisor Agreement”) dated May 30, 2025. The Placement Agent Warrants were issued to A.G.P./Alliance Global Partners in connection with the PIPE Offering pursuant to that certain Placement Agency Agreement (the “Placement Agency Agreement”) dated May 26, 2025. We refer to the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, Strategic Advisor Warrant Shares, Placement Agent Warrants, and Placement Agent Warrant Shares collectively as the “Securities” in this prospectus.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $1,040 in gross proceeds if the Pre-Funded Warrants are exercised in full, $23.8 million in gross proceeds if the Strategic Advisor Warrants are exercised in full, and $21.2 million in gross proceeds if the Placement Agent Warrants are exercised in full.

Our Common Stock is currently traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SBET.” On June 11, 2025, the closing price as reported on Nasdaq was $37.07 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “SBET,” “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to SharpLink Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israel limited liability company, with which SharpLink US completed a domestication merger in February 2024.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our efforts to attract and retain new customers, our future financial projections and competitive position, our ability to keep pace with changing consumer preferences, the activities of our licensors, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and an amendment to the Annual Report on Form 10-K and Form 10-K/A, filed with the Securities and Exchange Commission on March 14, 2025 and March 17, 2025, respectively.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus and information incorporated by reference in this prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes, including our Annual Report on Form 10-K, as amended, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Overview

Headquartered in Minneapolis, Minnesota, SharpLink Gaming is an online performance-based marketing company that leverages our unique fan activation solutions to generate and deliver high quality leads to our U.S. sportsbook and global casino gaming partners. In early 2025 following a near year-long due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global crypto gaming market – a fast emerging segment of the iGaming industry being fueled by the integration of blockchain technologies and gaming experiences; and, in turn, giving rise to new online gaming economies in the process.

By leveraging blockchain technologies, SharpLink aims to tap into the rapidly evolving landscape of online gaming economies, capitalizing on the increasing integration of cryptocurrencies within the iGaming sector. For example, by developing partnerships with crypto-focused gaming platforms, SharpLink can enhance its lead generation capabilities while offering innovative marketing solutions that cater to a tech-savvy audience. This strategic move is expected to not only diversify SharpLink’s service offerings but also position the Company as a key player in the intersection of gaming and blockchain technology, ultimately driving sustainable growth and enhancing value for our business partners and stockholders.

Affiliate Marketing Services

On December 31, 2021, in a cash and stock transaction, SharpLink acquired certain assets of FourCubed, including FourCubed’s online casino gaming-focused affiliate marketing network, known as PAS.net (“PAS”). For more than 17 years, PAS has focused on delivering quality traffic and player acquisitions, retention and conversions to regulated and global casino gaming operator partners worldwide. In fact, PAS won industry recognition as the European online gambling industry’s Top Affiliate Manager, Top Affiliate Website and Top Affiliate Program for four consecutive years by both igambingbusiness.com and igamingaffiliate.com. The strategic acquisition of FourCubed brought SharpLink talent with proven experience in affiliate marketing services and recurring net gaming revenue (“NGR”) contracts with many of the world’s leading online casino gambling companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, WPT Global and others.

As part of our strategy to expand our affiliate marketing services to the emerging American sports betting market, in November 2022, we began a systematic roll-out of our U.S.-focused performance-based marketing business with the launch of 15 state-specific, content-rich affiliate marketing websites. Our user-friendly, state-specific domains are designed to attract, acquire and drive local sports betting and casino traffic directly to our sportsbook and casino partners’ which are licensed to operate in each respective state. As of March 15, 2025, we are licensed to operate in 18 jurisdictions and own and operate sites serving 17 U.S. states (Arizona, Colorado, Iowa, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and Wyoming). As more states legalize sports betting, our portfolio of state-specific affiliate marketing properties may expand to include them. We largely utilize search engine optimization and programmatic advertising campaigns to drive traffic to our direct-to-player (“D2P”) sites.

In the first quarter of 2023, we unveiled SharpBetting.com, a U.S. sports betting education hub for experienced and novice sports fans. SharpBetting.com is a robust educational website dedicated to teaching new sports betting enthusiasts the fundamentals of, and winning strategies for, navigating the legal sports betting landscape responsibly.

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Expansion Into Crypto Gaming

Beginning in early 2024 following the redomestication of our Company from Israel to Delaware, SharpLink’s management team and SharpLink’s Board of Directors (the “Board of Directors”) launched an effort to identify the best growth opportunities that would allow us to strategically leverage our existing performance-based marketing platform and industry relationships to achieve deeper and more lucrative penetration into the digital gaming and sports betting markets. Throughout this process, we carefully evaluated more than two dozen compelling opportunities and determined that the combination of market expansion, cost efficiency, security and player demand make crypto gaming one of the most promising growth opportunities in the iGaming industry today. Consequently, on February 24, 2025, we announced that we acquired a 10% equity stake in U.K.-based Armchair Enterprises Limited (“Armchair”), which owns and operates CryptoCasino.com. The acquisition was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair.

Launched in October 2024, CryptoCasino.com is an innovative online gaming platform that partners with some of the world’s leading gaming studios. It utilizes blockchain technology to provide users with a secure, transparent and engaging next-generation gaming experience. The platform plans to offer over 5,500 online slots and table games, a live dealer casino, a premium sportsbook, an eSports betting hub and a racebook, among other features. CryptoCasino.com accepts a wide range of cryptocurrencies, including Bitcoin, Ether, Litecoin and more, catering to various user preferences globally while ensuring enhanced security, transparency and anonymity for players. CryptoCasino.com offers both traditional registration and Web3 connectivity. By connecting instantly with wallets like MetaMask and Trust Wallet, players can easily deposit and withdraw funds within seconds. In addition, CryptoCasino.com serves over one billion unique Telegram users by providing a Telegram Casino integration, which allows anyone to join and start playing with just one click.

Among the key factors that informed our decision to pursue growth opportunities in crypto gaming were:

●	The crypto gaming industry is rapidly growing, with more players opting for blockchain-based casinos due to their transparency, security and quick transactions. We believe that the investment made in Armchair will help to position SharpLink as an early mover, ready to benefit from the expected industry expansion;

●	Cryptocurrency transactions usually have lower fees and faster processing times compared to traditional payment methods, which benefits both the Company and our users; and

●	As more players and operators move towards decentralized gambling, early pioneers, like SharpLink, may have an advantage to secure a competitive edge over traditional operators.

During the fiscal years ended December 31, 2024 and 2023, our continuing operations generated revenues from our affiliate marketing services of $3,662,349 and $4,952,725, respectively, representing a decrease of 26.1% on a comparative year-over-year basis. For the three months ended March 31, 2025 and 2024, our continuing operations generated revenues from our affiliate marketing services which declined 24.0% to $741,731 from $975,946, respectively.

Ether Treasury Strategy

The Company intends to use the funds from the PIPE Offering (as defined below) to acquire Ether, the native cryptocurrency of the Ethereum blockchain, pending identification of working capital needs and other general corporate purposes. Ether will serve as the Company’s primary treasury reserve asset. The Company believes this strategy will allow the Company to diversify reserves, enhance capital efficiency, and align with emerging financial technologies.

Discontinued Operations

SharpLink’s business-building platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we also formerly owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

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On January 18, 2024, SharpLink sold all of the membership interests in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement (the “PA”) and other related agreements. Nearly all of the employees of these acquired business units also moved to RSports to help ensure a seamless transaction.

In December 2023, the Company discontinued investments into and operation of its C4 sports betting conversion technology (“C4”) due to the lack of market acceptance. C4 centered on cost effectively monetizing our own proprietary audiences and our customers’ audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors.

Recent Developments

Reverse Stock Split

On December 23, 2024 at SharpLink’s 2024 Annual General Meeting of Stockholders, stockholders approved a reverse stock split at a ratio of up to one-for-six and granted the Board of Directors the authority to carry out such action, with the exact exchange ratio and timing to be determined at the discretion of the Board of Directors. On April 23, 2025, at SharpLink’s 2025 Annual General Meeting of Stockholders, the stockholders approved a proposal to increase the ratio of the reverse stock split to one-for-12.

On April 23, 2025, the Company’s Board of Directors determined to implement a reverse stock split of all of the Company’s share capital, including its Common Stock, par value $0.0001 per share, at a ratio of one (new) for 12 (old) that went effective at 5:00 PM ET on May 5, 2025 (“Effective Date”). On the Effective Date, SharpLink’s shares of Common Stock issued and outstanding were reduced from 7,916,206 to approximately 659,684 shares of Common Stock issued and outstanding. No fractional shares were issued in connection with the Reverse Stock Split, but fractions were rounded up or down to the nearest whole share (with half shares rounded down).

SharpLink’s shares of Common Stock commenced trading on a split-adjusted basis when the Nasdaq opened on May 6, 2025, and continued to trade under its existing symbol “SBET.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 820014405.

The Reverse Stock Split affected all issued and outstanding shares of Common Stock and securities convertible into Common Stock. All outstanding options, restricted stock awards, warrants and other securities entitling their holders to purchase or otherwise receive shares of Common Stock have been adjusted as a result of the Reverse Stock Split by decreasing the number of shares acquirable pursuant to the ratio of one-for-12 and increasing the exercise or conversion price, as applicable, by the same ratio, as required by the terms of such security. The number of shares of Common Stock available to be awarded under the Company’s equity incentive plans were also proportionately adjusted.

Redomestication from Israel to Delaware

On February 13, 2024, SharpLink Israel completed its previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. SharpLink US’s Common Stock commenced trading on the Nasdaq Capital Market under the same ticker symbol, SBET, on February 14, 2024.

3

Registered Offering in May 2025

On May 21, 2025, the Company completed a reasonable best efforts registered offering (the “May 2025 Registered Offering”) of an aggregate of 34,000 shares of Common Stock, and pre-funded warrants to purchase up to 1,496,612 shares of Common Stock. The purchase price per share of Common Stock was $2.94 and the purchase price per pre-funded warrant to purchase one share of Common Stock was $2.9399. The gross proceeds from the May 2025 Registered Offering, before deducting the placement agent fees and offering expenses, were approximately $4.5 million. The securities were offered and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-286964) filed with the SEC and declared effective on May 20, 2025.

Private Placement Offering in May 2025

On May 26, 2025, we entered into the Securities Purchase Agreements with certain investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”): (i) 58,699,760 shares of Common Stock, at an offering price of $6.15 per share, and (ii) Pre-Funded Warrants to purchase up to 10,400,553 shares of Common Stock at an offering price of $6.1499 per Pre-Funded Warrant.

On May 26, 2025, we also entered into the Placement Agency Agreement with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as the exclusive placement agent for us in connection with the PIPE Offering. We agreed to pay A.G.P. a cash fee equal to (i) 7.0% of the aggregate gross cash proceeds up to the first $100 million of gross proceeds received in the PIPE Offering; (ii) 5.0% of the aggregate gross proceeds up to the second $100 million in gross proceeds received in the PIPE Offering; and (iii) 3.0% of the aggregate gross proceeds in excess of $200 million in gross proceeds received in the PIPE Offering. We also agreed to issue the Placement Agent Warrants to A.G.P., at a price per share equal to $7.688. In addition, we agreed to reimburse A.G.P. for accountable expenses related in an amount of $150,000 for its legal fees in connection with the PIPE Offering, as well as non-accountable expenses incurred by A.G.P. for up to $25,000 in connection with the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to securities issuance restrictions equivalent to the restriction contained in the Securities Purchase Agreements.

On May 30, 2025, we also entered into the Strategic Advisor Agreement with Consensys Software Inc. (“Consensys”), a leader in the digital asset industry, to expand and diversify the Company’s business operations through the integration of cryptocurrency and digital asset strategies in both its product offerings and as part of its treasury management strategy. Pursuant to the Strategic Advisor Agreement, Consensys will provide the Company with technical advisory services regarding the digital asset ecosystem, including Ether and related technologies, developments in the digital asset and crypto gaming industries, the selection of third-party vendors with respect to asset management and related digital asset services, and other strategic advice regarding the Company’s digital assets treasury operations. As compensation for services rendered by Consensys under the Strategic Advisor Agreement, we issued the Strategic Advisor Warrants to Consensys to purchase 3,455,019 shares of Common Stock at various prices per share of Common Stock as follows: (i) 1,382,007 shares of Common Stock at an exercise price of $6.15 per share of Common Stock; (ii) 691,004 shares of Common Stock at an exercise price of $6.765 per share of Common Stock; (iii) 691,004 shares of Common Stock at an exercise price of $7.38 per share of Common Stock; and (iv) 691,004 shares of Common Stock at an exercise price of $7.995 per share of Common Stock.

Concurrently with entering into the Securities Purchase Agreements and the Placement Agency Agreement, on May 26, 2025, we and the PIPE Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we agreed to file a registration statement (the “Resale Registration Statement”), within 15 days of the closing of the PIPE Offering, providing for the resale by the PIPE Purchasers of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares. We are obligated to use our best efforts to cause such registration statement to be declared effective as promptly as possible after its filing, but in any event no later than 30 days following its filing date (or 60 days, if the SEC conducts a full review), and to maintain the effectiveness of such registration statement until all such PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares registered pursuant to the registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Placement Agent Warrants, we are also obligated to register the Placement Agent Warrants and Placement Agent Warrant Shares. The filing of the registration statement of which this prospectus forms a part was filed to satisfy such filing requirements.

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At the Market Sales Agreement

On May 30, 2025, the Company entered into an ATM Sales Agreement with A.G.P. pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $1 billion from time to time through A.G.P., acting as our sales agent or principal. A.G.P. will be entitled to compensation under the terms of the Sales Agreement at a fixed commission rate of 2.5% of the gross sales price per share on the first $500 million of Common Stock sold and 2.0% of the gross sales price per share on all sales of shares of Common Stock thereafter sold under the ATM Sales Agreement.

Expansion of Board of Directors and Appointment of New Chairman

In connection with the PIPE Offering, on May 26, 2025, the Board of Directors approved, subject to the closing of the Offering, the increase of the size of the Company’s Board from four to five directors. The Board elected Joseph Lubin, founder and Chief Executive Officer of Consensys and Co-Founder of Ethereum, as a director to fill the newly created director position. The Board of Directors also elected Mr. Lubin as Chairman of the Board, subject to his appointment. The Board of Directors believes that Mr. Lubin is qualified to serve as a director and Chairman of the Board due to his extensive experience in Ethereum and cryptocurrency technology. He is also widely regarded as a leader in financial investments and treasury strategies over the past 26 years. With the closing of the PIPE Offering on May 30, 2025, Mr. Lubin’s appointment was confirmed by the Board of Directors.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. To the extent we qualify as a smaller reporting company, we may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including, among other things, providing only two years of audited financial statements and we are also permitted to elect to incorporate by reference information filed after the effective date of an S-1 registration statement. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

Our Corporate Information

Our principal executive offices are located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 and our telephone number is 612-293-0619. Our website address is www.sharplink.com. The information contained in, or that can be accessed through, our website is not a part of or incorporated by reference in this prospectus, and you should not consider it part of this prospectus or of any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

5

THE OFFERING

Shares of Common Stock Offered:	58,699,760 shares of Common Stock.

Pre-Funded Warrants Offered:	10,400,553 Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Pre-Funded Warrant Shares to be issued upon exercise of the Pre-Funded Warrants.

Strategic Advisor Warrants Offered:	The Strategic Advisor Warrants are exercisable at various prices per share of Common Stock as follows: (i) 1,382,007 shares of Common Stock at an exercise price of $6.15 per share of Common Stock; (ii) 691,004 shares of Common Stock at an exercise price of $6.765 per share of Common Stock; (iii) 691,004 shares of Common Stock at an exercise price of $7.38 per share of Common Stock; and (iv) 691,004 shares of Common Stock at an exercise price of $7.995 per share of Common Stock. The Strategic Advisor Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Strategic Advisor Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on May 30, 2030. This offering also relates to the Strategic Advisor Warrant Shares to be issued upon exercise of the Strategic Advisor Warrants.

Placement Agent Warrants:	Each Placement Agent Warrant is exercisable for one share of Common Stock at an exercise price of $7.688 per share. The Placement Agent Warrants are exercisable beginning on May 30, 2025 and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on May 26, 2030. This offering also relates to the Placement Agent Warrant Shares to be issued upon exercise of the Placement Agent Warrants.

Common Stock Outstanding Before this Offering:	60,907,097 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering:	77,526,682 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants, Strategic Advisor Warrants, and Placement Agent Warrants.

Use of Proceeds:	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $1,040 in gross proceeds if the Pre-Funded Warrants are exercised in full, $23.8 million in gross proceeds if the Strategic Advisor Warrants are exercised in full, and $21.2 million in gross proceeds if the Placement Agent Warrants are exercised in full. If we receive proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrant or the Placement Agent Warrants, we intend to use such proceeds to purchase Ether.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Symbol for Our Common Stock:	SBET

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 60,907,097 shares of Common Stock outstanding as of June 11, 2025 and assumes full exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, or Placement Agent Warrants being offered in this Offering. The number of shares of Common Stock outstanding after this offering excludes:

●	9,022 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $91.06 per share; and

●	37,500 shares of Common Stock underlying unvested restricted stock units.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024, incorporated herein by reference, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our shares of Common Stock and the value of the other Securities could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders.

Risks Related to This Offering

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the Selling Stockholders, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

There is no public market for the Pre-Funded Warrants, Strategic Advisor Warrants, or Placement Agent Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants, Strategic Advisor Warrants, or Placement Agent Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Strategic Advisor Warrants, or Placement Agent Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, Strategic Advisor Warrants, and Placement Agent Warrants will be limited.

Holders of our Pre-Funded Warrants, Strategic Advisor Warrants, and Placement Agent Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, or Placement Agent Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, or Placement Agent Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

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Risks Related to Investing in Ether

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including Ether.

Absent federal regulations, there is a possibility that Ether may be classified as a “security.” Any classification of Ether as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they agree that Ether is a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” Ether has not yet been classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we believe that Ether is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “Investment Company Act”) is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that Ether is a “security” which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of Ether and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that Ether is not a “security” is premised, among other reasons, on our conclusion Ether does not meet the elements of the Howey test. Among the reasons for our conclusion that Ether is not a security is that holders of Ether do not have a reasonable expectation of profits from our efforts in respect of their holding of Ether. Also, Ether ownership does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of Ether is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed Ether a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Ether, or any other digital asset we might hold is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if Ether was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

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If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), following the PIPE Offering, the proceeds of the PIPE Offering are expected to used to acquire Ether, which will result in our ownership or holding of Ether in excess of 40% of our total assets. Since we believe Ether is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Ether and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

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If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing Ether from our accounts with our custodian or otherwise effecting Ether transactions. Such disruptions could include, for example: the price volatility of Ether; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of Ether trading platforms due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

In addition, although we do not currently intend to mine Ether, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of our Ether, including the loss or destruction of private keys required to access our Ether and cyberattacks or other data loss relating to our Ether, including smart contract related losses and vulnerabilities.

We hold our Ether with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Ether among our custodians, and our Ether holdings may be concentrated with a single custodian from time to time. In light of the significant amount of Ether we anticipate that we will hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Ether as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Ether, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Ether, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

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As of May 30, 2025, the insurance that covers losses of our Ether holdings may cover none or only a small fraction of the value of the entirety of our Ether holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Ether. Moreover, our use of custodians exposes us to the risk that the Ether our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Ether. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Ether. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Ether is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Ether is held. While the Ether blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Ether held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Ether held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Ether and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Ether. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of Ether or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $1,040 in gross proceeds if the Pre-Funded Warrants are exercised in full, $23.8 million in gross proceeds if the Strategic Advisor Warrants are exercised in full, and $21.2 million in gross proceeds if the Placement Agent Warrants are exercised in full. To the extent we received proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants and Placement Agent Warrants, we expect to use such proceeds to acquire Ether. We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SBET.” The last reported sale price of our Common Stock on June 11, 2025 on the Nasdaq was $37.07 per share. As of June 11, 2025, there were 167 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

Instead of paying cash dividends, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our Board of Directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law.

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DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and to the complete text of our Amended and Restated Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of shares made up of:

●	100,000,000 shares of Common Stock, par value $0.0001 per share; and

●	15,000,000 shares of undesignated preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Holders of our Common Stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of Common Stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Common Stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our Common Stock or any other securities convertible into shares of any class of our Common Stock. Holders of our Common Stock have the right to participate ratably in dividend distributions. The shares of our Common Stock offered hereby, when issued, will be fully paid and nonassessable.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Stock Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 4.99% of our outstanding shares of Common Stock. An affiliate of the Company may suspend the ownership limitation if the limitation is not required to be in effect to ensure compliance with the applicable Nasdaq listing requirements with respect to stockholder approval. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of Common Stock.

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Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant. In the absence of an effective registration statement registering the issuance of the shares underlying the Pre-Funded Warrants under the Securities Act, the Company shall issue, and the holder agrees to receive, unregistered shares underlying the Pre-Funded Warrants upon a cashless exercise. Subject to the terms therein, the Pre-Funded Warrants will be automatically exercised via cashless exercise on the Termination Date (as that term is defined in the Pre-Funded Warrants).

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each share underlying the Pre-Funded Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Pre-Funded Warrant.

Strategic Advisor Warrants

The following summary of certain terms and provisions of the Strategic Advisor Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Strategic Advisor Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Strategic Advisor Warrant for a complete description of the terms and conditions of the Strategic Advisor Warrants.

Duration and Exercise Price. The Strategic Advisor Warrants are exercisable at various prices per share of Common Stock as follows: (i) 1,382,007 shares of Common Stock at an exercise price of $6.15 per share of Common Stock; (ii) 691,004 shares of Common Stock at an exercise price of $6.765 per share of Common Stock; (iii) 691,004 shares of Common Stock at an exercise price of $7.38 per share of Common Stock; and (iv) 691,004 shares of Common Stock at an exercise price of $7.995 per share of Common Stock. The Strategic Advisor Warrants are exercisable at any point on or prior to 5:00 p.m. on May 30, 2030 (the “SA Warrant Termination Date”).

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Exercisability. The Strategic Advisor Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us, on or before the SA Warrant Termination Date, a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Strategic Advisor Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Strategic Advisor Warrants provided that in no event shall ownership exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Strategic Advisor Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Strategic Advisor Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Strategic Advisor Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Strategic Advisor Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Strategic Advisor Warrants.

Transferability. Subject to applicable laws, a Strategic Advisor Warrant may be transferred at the option of the holder upon surrender of the Strategic Advisor Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Strategic Advisor Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Strategic Advisor Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Strategic Advisor Warrants.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrants.

Duration and Exercise Price. Each Placement Agent Warrant offered hereby will have an initial exercise price per share equal to $7.688. The Placement Agent Warrants will be immediately exercisable or otherwise in accordance with the terms of the Placement Agent Warrant and may be exercised at any time until May 26, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Placement Agent Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Placement Agent Warrant to the extent that the holder would own more than 4.99% (or, upon election by a Holder prior to the issuance of any Placement Agents Warrants, 9.99%) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Placement Agent Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Placement Agent Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

16

Cashless Exercise. If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Placement Agent Warrants.

Transferability. Subject to applicable securities and other laws and procedures intended to ensure compliance with such laws, the Placement Agent Warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer, except that transferability of the Placement Agent Warrants is subject to applicable FINRA rules.

Exchange Listing. There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Placement Agent Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Placement Agent Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Placement Agent Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Placement Agent Warrant.

17

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company located at 48 Wall Street, Floor 23, New York, New York 10005.

18

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling shareholders are those previously issued to the Selling Stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. For additional information regarding the issuances of those shares of Common Stock and the other Securities, see the section of this prospectus titled “Prospectus Summary — Recent Developments — Private Placement Offering in May 2025.” We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table is based upon 60,907,097 shares of common stock outstanding as of June 11, 2025.

19

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering(1)	Percentage of shares of Common Stock Owned After the Offering
11-11 DG Partners S. De R. L(2)	81,300	81,300	0	*
117 Partners LLC(3)	162,600	162,600	0	*
A.G.P./Alliance Global Partners(4)	3,577,013	3,577,013	0	*
Abri Advisors Ltd.(5)	81,300	81,300	0	*
Akshat Vaidya	40,650	40,650	0	*
Alison Lubin	3,410	3,410	0	*
Allan Marshall	325,200	325,200	0	*
Alpha Capital Anstalt(6)	284,550	284,550	0	*
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(7)	162,600	162,600	0	*
Alumni Capital LP(8)	162,600	162,600	0	*
Alyeska Master Fund, L.P.(9)	1,626,010	1,626,010	0	*
Arche Capital SPV I LLC(10)	1,300,810	1,300,810	0	*
Arrington XRP Capital Fund, LP(11)	1,626,010	1,626,010	0	*
Benjamin Khalili	813,000	813,000	0	*
Brendan Roche	65,040	65,040	0	*
Camarda Family Trust, established September 30, 2000(12)	130,080	130,080	0	*
Chengqhi Liu	1,138,210	1,138,210	0	*
Chris Nicholas	81,300	81,300	0	*
Cikoj Investments LLC(13)	650,400	650,400	0	*
CoinFund Liquid Opportunities LP(14)	813,000	813,000	0	*
Connective Capital I QP LP(15)	50,610	50,610	0	*
Connective Capital Emerging Energy QP LP(16)	193,280	193,280	0	*
Consensys Software Inc.(17)	9,131,971	9,131,971	0	*
Consensys AG(18)	975,600	975,600	0	*
Daniel Sean Odell	16,260	16,260	0	*
David C. Bukzin	162,600	162,600	0	*
David Namdar	813,000	813,000	0	*
David Needham	195,000	195,000	0	*
Dennis Hilkens	32,520	32,520	0	*
Douglas Atkin	48,780	48,780	0	*
Electric Capital Venture Fund II, LP(19)	1,385,000	1,385,000	0	*
Electric Capital Venture Fund III, LP(20)	1,385,000	1,385,000	0	*
Emrit, Inc.(21)	813,000	813,000	0	*
Ethereal Ventures Fund II, L.P.(22)	81,300	81,300	0	*
Fifth Lane Partners Fund, LP(23)	162,600	162,600	0	*
Flux Finance Inc.(24)	2,032,520	2,032,520	0	*
Funds Managed by Empery Asset Management, LP(25)	162,600	162,600	0	*
Funfair Holdings (IOM) Limited(26)	813,000	813,000	0	*
Galaxy Digital LP(27)	813,000	813,000	0	*
Great Point Capital, LLC(28)	276,420	276,420	0	*
Greenblock Capital LLC(29)	53,650	40,650	13,000	*
GSR Growth Investments LP (30)	813,000	813,000	0	*
Gundyco ITF NewGen Alternative Income Fund A/C 515-90011-21(31)	255,000	255,000	0	*
Gundyco ITF NewGen Equity Long/Short Fund A/C 515-00449-22(32)	224,000	224,000	0	*
Gundyco ITF NewGen Focused Alpha Fund A/C 515-90049-19(33)	99,000	99,000	0	*
Hamble International Inc.(34)	243,900	243,900	0	*
Hart Lambur	325,200	325,200	0	*
Highbridge Tactical Credit Institutional Fund, Ltd.(35)	405,360	405,360	0	*
Highbridge Tactical Credit Master Fund, L.P.(36)	2,033,650	2,033,650	0	*
HiveMind Validation Master Fund, LP(37)	813,000	813,000	0	*
HMBM Ventures LLC(38)	2,032,520	2,032,520	0	*
Hudson Bay Master Fund Ltd.(39)	162,600	162,600	0	*
Hypersphere Atlas Master Fund Ltd.(40)	813,000	813,000	0	*
Ivan Brightly	162,600	162,600	0	*
JAK Opportunities XVIII LLC(41)	250,000	250,000	0	*
Jane Street Global Trading, LLC(42)	4,910,560	4,910,560	0	*
Joseph Krug	243,900	243,900	0	*
Joseph Lubin(43)	6,434,213	6,434,213	0	*
Kalman Gabriel	162,600	162,600	0	*
Kamal Haider Bangash	117,880	117,880	0	*
Kasi Lynn Lubin	9,500	9,500	0	*
Keith Fleischmann	16,260	16,260	0	*
L1 Capital Global Opportunities Master Fund(44)	81,300	81,300	0	*
Layertech Inc.(45)	487,800	487,800	0	*
M2B Funding Corp.(46)	162,600	162,600	0	*
Mank Capital, LLC(47)	325,200	325,200	0	*
Marshall Wace Investment Strategies Eureka Fund (48)	2,661,500	2,661,500	0	*
Marshall Wace Investment Strategies Global Financials Market Neutral Fund(49)	108,500	108,500	0	*
Matthew Corva	406,500	406,500	0	*
Matthew Gilmour	12,190	12,190	0	*
MFA Holdings Corp(50)	243,900	243,900	0	*
Michael Camarda	32,520	32,520	0	*
MMCAP International Inc. SPC(51)	1,626,010	1,626,010	0	*
Nabeel Qadri	178,040	178,040	0	*
North Commerce Parkway Capital LP(52)	325,200	325,200	0	*
Pantera Blockchain Fund LP(53)	1,626,010	1,626,010	0	*
Pantera Liquid Token Fund LP(54)	813,000	813,000	0	*
ParaFi Digital Opportunities LP(55)	3,658,530	3,658,530	0	*
ParaFi Quantitative Strategies LP(56)	813,000	813,000	0	*
ParaFi Venture Fund II LP(57)	243,900	243,900	0	*
Perga Capital Partners, LP(58)	81,300	81,300	0	*
Pionex Growth I Limited(59)	487,800	487,800	0	*
Polar Multi-Strategy Master Fund(60)	813,000	813,000	0	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd.(61)	243,900	243,900	0	*
RLH Capital LLC(62)	16,260	16,260	0	*
RLH SPAC Fund LP(63)	32,520	32,520	0	*
Robert Forster	162,600	162,600	0	*
Robert M. DeLucia(64)	14,107	7,440	6,667	*
Robert Phythian(65)	69,223	44,640	6,250	*
Robert Wolmer (Part of Digital Strat)	813,000	813,000	0	*
S.H.N. Financial Investments Ltd.(66)	81,300	81,300	0	*
Serrur Investment Partners, LP(67)	325,200	325,200	0	*
Solios Inc.(68)	162,600	162,600	0	*
Space Summit Opportunity Fund I, LP(69)	16,260	16,260	0	*
Starkware Industries Ltd.(70)	40,650	40,650	0	*
Stratos Digital Venture Fund II LP(71)	160,000	160,000	0	*
Stratos Liquid Fund LP(72)	649,910	649,910	0	*
Stratos Venture Fund III, LP(73)	500,000	500,000	0	*
The San Remo Trust(74)	162,600	162,600	0	*
TIFF MultiAsset NewGen A/C I8DP(75)	73,000	73,000	0	*
Tomas Pacak	813,000	813,000	0	*
Tori Jo Roberts(76)	5,950	5,950	0	*
TQ Master Fund, LP(77)	81,300	81,300	0	*
Transcend Partners LLC(78)	406,500	406,500	0	*
William Compton Hughes	48,780	48,780	0	*
Winone Limited(79)	650,400	650,400	0	*
Wolverine Flagship Fund Trading Limited(80)	325,200	325,200	0	*
WSC Digital Assets II, Limited Partnership(81)	162,600	162,600	0	*
WSC SharpLink Growth II, Limited Partnership(82)	325,200	325,200	0	*
WSC SharpLink Growth, Limited Partnership(83)	1,463,410	1,463,410	0	*
Yong Family Revocable Trust(84)	650,400	650,400	0	*

20

(*) Represents less than 1%.

(1)	As of June 12, 2025. Assumes (i) the sale of all shares of Common Stock offered pursuant to this prospectus, (ii) full exercise of all of the Pre-Funded Warrants and the sale of the Pre-Funded Warrant Shares, (iii) full exercise of all of the Strategic Advisor Warrants and the sale of the Strategic Advisor Warrant Shares, and (iv) full exercise of all of the Placement Agent Warrants and the sale of the Placement Agent Warrant Shares.

(2)	David Garcia, Secretary of 11-11 DG Partners S. De R. L (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Garcia may be deemed to be the beneficial owner of such shares. Mr. Garcia, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of 11-11 DG Partners S. De R. L is 4290 South Highway 27, Suite 201, Space 3 Clermont, FL 34711.

(3)	Thomas Braziel, the Managing Partner of 117 Partners LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Braziel may be deemed to be the beneficial owner of such shares. Mr. Braziel, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of 117 Partners LLC is 5 Greyhen Lane, Savannah, GA 31411.

(4)

Includes (i) 813,000 shares of Common Stock and (ii) 2,764,013 shares of Common Stock underlying the Placement Agent Warrants. Thomas J. Higgins, the Managing Director of A.G.P./Alliance Global Partners (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Mr. Higgins may be deemed to be the beneficial owner of such shares. Mr. Higgins, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of A.G.P./Alliance Global Partners is 590 Madison Avenue, New York, NY 10022.

On May 20, 2025, the Company entered into a placement agency agreement with A.G.P, pursuant to which the Company engaged A.G.P. as the exclusive placement agent in connection with the May 2025 Registered Offering. In connection with the offering, A.G.P. received a fee in cash equal to 7.00% of the gross proceeds from the sale of the shares of Common Stock and pre-funded warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds raised from the sale of the shares of Common Stock and pre-funded warrants. The Company also reimbursed A.G.P. for certain out-of-pocket expenses of up to $75,000. A.G.P./Alliance Global Partners acted as the placement agent in the PIPE offering and a cash fee equal to (i) 7.0% of the aggregate gross cash proceeds up to the first $100 million of gross proceeds received in the PIPE Offering; (ii) 5.0% of the aggregate gross proceeds up to the second $100 million in gross proceeds received in the PIPE Offering; and (iii) 3.0% of the aggregate gross proceeds in excess of $200 million in gross proceeds received in the PIPE Offering, as well as the Placement Agency Warrants and reimbursement for certain expenses. On May 30, 2025, the Company entered into an ATM Sales Agreement with A.G.P. pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $1 billion from time to time through A.G.P., acting as our sales agent or principal. A.G.P. will be entitled to compensation under the terms of the Sales Agreement at a fixed commission rate of 2.5% of the gross sales price per share on the first $500 million of Common Stock sold and 2.0% of the gross sales price per share on all sales of shares of Common Stock thereafter sold under the ATM Sales Agreement.

(5)	Jeffrey Tirman, the CEO of Abri Advisors Ltd. (the “Selling Stockholder”) has voting and investment power over the shares held by the Selling Stockholder. Mr. Tirman may be deemed to be the beneficial owner of such shares. Mr. Tirman, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Abri Advisors Ltd., is Clarendon House, 2 Church Street, Hamilton HM11 Bermuda.

(6)	Nicola Feuerstein in his capacity as CEO/Director and Konrad Ackermann as Director of Alpha Capital Anstalt (the “Selling Stockholder”) have voting and disposition control of the shares held by the Selling Stockholder. Mr. Feuerstein and Mr. Ackermann may be deemed to be the beneficial owners of such shares. Mr. Feuerstein and Mr. Ackermann, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder. The address of Alpha Capital Anstalt is c/o Alpha Capital Anstalt, Altenbach 8, 9490 Vaduz, Principality of Liechtenstein.

(7)	The address of the Selling Shareholder is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares.

(8)

Ashkan Mapar, the general partner of Alumni Capital LP (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Mr. Mapar may be deemed to be the beneficial owner of such shares. Mr. Mapar, however, disclaims any beneficial ownership of the shares. The address of Alumni Capital LP is 601 Brickell Key Dr. Suite 700, Miami, FL 33131.

(9)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Alyeska Mater Fund, L.P., is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, Ky1-1104, Cayman Islands. The address of Alyeska Investment Group, L.P., is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

21

(10)	Arche Capital Management LLC is the Managing Member of Arche Capital SPV I LLC (the “Selling Shareholder”). In its capacity as Managing Member of the Selling Stockholder, Arche Capital has voting and investment control of the shares held by the Selling Stockholder. Vanessa Grellet is the Managing Member of Arche Capital. In the event that Ms. Grellet or Arche Capital is deemed to be the beneficial owner of such shares, both Ms. Grellet and Arche Capital, disclaims any beneficial ownership of the shares. The address of Arche Capital Management LLC is Regus Dobie Center 2021, Guadalupe Street, Suite 260, Austin, TX 78705.

(11)	J. Michael Arrington, the Managing Member of Arrington Capital Management, LLC the general partner of Arrington XRP Capital Fund, LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Arrington may be deemed to be the beneficial owner of such shares. Mr. Arrington, however, disclaims any beneficial ownership of the shares. The address of Arrington XRP Capital Fund, LP is 382 NE 191st St., Suite 52895, Miami, FL, 33179.

(12)	Daniel N. Camarda, the trustee of Camarda Family Trust, established September 30, 2000 (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Mr. Camarda may be deemed to be the beneficial owner of such shares. Mr. Camarda, however, disclaims any beneficial ownership of such shares.

(13)	Kyle Doppelt is the sole Manager of Cikoj Investments LLC and has sole voting and dispositive power with respect to the shares held by Cikoj Investments LLC and, accordingly, may be deemed the beneficial owner of such shares. Mr. Doppelt does not have any pecuniary interest in the shares. The principal business address of Cikoj Investments LLC is 800 North State Street, Suite 304, Dover, Delaware 19901.

(14)	CoinFund Management LLC, the Investment Advisor of CoinFund Liquid Opportunities LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. CoinFund Management LLC may be deemed to be the beneficial owner of such shares. CoinFund Management LLC, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of CoinFund Liquid Opportunities LP is 5 Bryant Park, Suite 1003, New York, NY 10018.

(15)	Robert Romero, CEO of Connective Capital I QP LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Romero may be deemed to be the beneficial owner of such shares. Mr. Romero, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Connective Capital I QP LP is 720 University Avenue, Suite 100, Palo Alto, CA 94301.

(16)	Robert Romero, CEO of Connective Capital Emerging Energy QP LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Romero may be deemed to be the beneficial owner of such shares. Mr. Romero, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Connective Capital Emerging Energy QP LP is 720 University Avenue, Suite 100, Palo Alto, CA 94301.

(17)

Consists of (i) 180,000 shares from the PIPE Offering, (ii) 3,966,340 Pre-Funded Warrants from the PIPE Offering (iii) 34,000 shares from the May 2025 Registered Offering, (iv) 1,496,612 Pre-Funded Warrants from the May 2025 Registered Offering, and (v) 3,455,019 Strategic Advisor Warrants. Matthew Corva, the General Counsel and Corporate Secretary of Consensys (the “Selling Stockholder”), along with Daniel Sean Odell, the Chief Financial Officer of the Selling Stockholder, have joint voting and investment control of the shares held by the Selling Stockholder. As such, Mr. Corva and Mr. Odell may be deemed to be the beneficial owners of such shares. Mr. Corva and Mr. Odell, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder, except to the extent of their pecuniary interest therein.

Joseph Lubin is the Chairman of the Board of Directors of the Company and is also the Chief Executive Officer of the Selling Stockholder. Mr. Lubin does not have any voting or investment control over the securities held by the Selling Stockholder, however, Mr. Lubin disclaims any beneficial ownership of the shares held by the Selling Stockholder, except to the extent of his pecuniary interest therein.

The address of the Selling Stockholder is 5049 Edwards Ranch Rd., Ft. Worth, TX 76109.

On May 20, 2025, we entered into a securities purchase agreement with the Selling Stockholder in connection with the May 2025 Registered Offering, pursuant to which we sold to the Selling Stockholder (i) 34,000 shares of Common Stock and (ii) pre-funded warrants to purchase up to 1,496,612 shares of Common Stock . The shares of Common Stock were offered at an offering price of $2.94 per share.

On May 30, 2025, we entered into the Strategic Advisory Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder agreed to provide the Company with technical advisory services regarding the digital asset ecosystem, including Ether and related technologies, developments in the digital asset and crypto gaming industries, the selection of third-party vendors with respect to asset management and related digital asset services, and other strategic advice regarding the Company’s digital assets treasury operations. The Selling Stockholder received the Strategic Advisor Warrants as compensation pursuant to the Strategic Advisory Agreement.

22

(18)

Federico F. Soddu, General Counsel and Director of the Board of Directors of Consensys AG (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. As such, Mr. Soddu may be deemed to be the beneficial owner of such shares. Mr. Soddu, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder, except to the extent of his pecuniary interest therein.

Joseph Lubin is the Chairman of the Board of Directors of the Company, and is also the ultimate beneficial owner of the Selling Stockholder. Mr. Lubin however does not have any voting or investment control over the securities held by the Selling Stockholder, however, Mr. Lubin disclaims any beneficial ownership of the shares held by the Selling Stockholder, except to the ex of his pecuniary interest therein.

The address of the Selling Stockholder is Gartenstrasse 6, 6300 Zug, Switzerland.

(19)	Curtis Spencer, the Managing Partner of Electric Capital Venture Fund II, LP (the “Selling Stockholder”) has voting power and investment control over the shares held by the Selling Stockholder. Mr. Spencer may be deemed to be the beneficial owner of such shares, by virtue of his role as managing members of the General Partner of the Selling Stockholder. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Electric Capital Venture Fund II, LP is 855 El Camino Road, #13A-152, Palo Alto, CA 94301.

(20)	Curtis Spencer, the Managing Partner of Electric Capital Venture Fund III, LP (the “Selling Stockholder”) has voting power and investment control over the shares held by the Selling Stockholder. Mr. Spencer may be deemed to be the beneficial owner of such shares, by virtue of his role as managing members of the General Partner of the Selling Stockholder. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Electric Capital Venture Fund II, LP is 855 El Camino Road, #13A-152, Palo Alto, CA 94301.

(21)	Daniel Mendes, Chief Financial Officer of Emerit, Inc. (the “Selling Stockholder”) has voting power and investment control over the shares held by the Selling Stockholder. Mr. Mendes may be deemed to be the beneficial owner of such shares. Mr. Mendes, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Emerit, Inc. is 2332 Galiano Street, Floor 2, Coral Gables, FL, 33134.

(22)	Ethereal Ventures Fund II L.P. is affiliated with Joseph Lubin, who is a limited partner and a director of the general partner of such entity. Hui Min Teo, the managing director of the general partner of Ethereal Ventures Fund II L.P. (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Ms. Teo may be deemed to be the beneficial owner of such shares. Ms. Teo, however, disclaims any beneficial ownership of these shares. The address of Ethereal Ventures Fund II L.P. is Kingston Chambers, PO Box 173 Tortola, VG1110 British Virgin Islands.

(23)	Cavan Copeland, sole managing partner of Fifth Lane Partners Fund, LP (the “Selling Stockholder”) has voting power and investment control over the shares held by the Selling Stockholder. Mr. Copeland may be deemed to be the beneficial owner of such shares. Mr. Copeland, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of the Fifth Lane Partners Fund, LP is 3300 N IH 35 Suite 380, Austin, TX 78705.

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(24)	Glenn Kennedy, as Director of Ondo Foundation, in its capacity as the Sole Member and Sole Director of Flux Finance Inc. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Kennedy may be deemed to be the beneficial owner of such shares. Mr. Kennedy, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Flux Finance Inc. is Floor 4, Banco Popular Building, Road Town, Tortola VG1110 British Virgin Islands.

(25)

Empery Asset Management, LP, the authorized agent of Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”), has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. EAM holds 59,863 PIPE Shares, ETE hold 27,836 PIPE Shares and ETE III holds 74,900 PIPE Shares. The address of Empery Asset Master, LTD is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(26)	Alexandra Gardner, the Director of Funfair Holdings (IOM) Limited (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Ms. Gardner may be deemed to be the beneficial owner of such shares. Ms. Gardner, however, disclaims any beneficial ownership held by the Selling Stockholder. The address of Funfair Holdings (IOM) Limited is Second Floor, 14 Athol Street, Douglas, Isle of Man IM1 1JA.

(27)

The Company has entered into an Asset Management Agreement with Galaxy Digital Capital Management LP, an affiliate of Galaxy Digital LP. Jason Urban, Global Head of Trading of Galaxy Digital LP (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Mr. Urban may be deemed to be the beneficial owner of such shares. Mr. Urban, however, disclaims any beneficial ownership held by the Selling Stockholder. The address of Galaxy Digital LP is 300 Vesey St., 13th Floor, New York, NY 10282.

On May 30, 2025, Galaxy Digital Capital Management LP, and affiliate of the Selling Stockholder, entered into an Asset Management Agreement with the Company pursuant to which Galaxy Digital Capital Management LP provides discretionary investment management services to the Company and Galaxy Digital Capital Management LP receives a tiered asset-based fee ranging from 0.25% to 1.25% per annum of the assets under management by Galaxy Digital Capital Management LP.

(28)	Daniel DiMiero, the investment manager of Great Point Capital, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. DiMiero may be deemed to be the beneficial owner of such shares. Mr. DiMiero, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Great Point Capital, LLC is 12301 Research Blvd, Bldg 4-270 Austin, TX 78759.

(29)	Chris Spencer, Managing Member of Greenblock Capital, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Spencer may be deemed to be the beneficial owner of such shares. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Greenblock Capital, LLC is 420 Royal Palm Way, Suite 100, Palm Beach, FL 33480.

(30)	GSR Growth Investments GP Ltd is the general partner of GSR Growth Investments LP (the “Selling Stockholder”), and has voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. The registered address of the Selling Stockholder and GSR Growth Investments GP is c/o Zedra Booths Hall, Booths Park 3, Chelford Road, Knutsford, Chesire, United Kingdom, WA16 8GS.

(31)	Chris Rowan, David Dattels, and Norm Chang, the Porfolio Managers of Gundyco ITF NewGen Alternative Income Fund A/C 515-90011-21 (the “Selling Stockholder”), have voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Mr. Rowan, Mr. Dattels and Mr. Chang disclaim any beneficial ownership of such shares. The address of Gundyco ITF NewGen Alternative Income Fund A/C 515-90011-21 is 25 King St. W, Suite 2900, Toronto, ON M5L 1G3.

(32)	Chris Rowan, David Dattels, and Norm Chang, the Porfolio Managers of Gundyco ITF NewGen Equity Long/Short Fund A/C 515-00449-22 (the “Selling Stockholder”), have voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Mr. Rowan, Mr. Dattels and Mr. Chang disclaim any beneficial ownership of such shares. The address of Gundyco ITF NewGen Equity Long/Short Fund A/C 515-00449-22 is 25 King St. W, Suite 2900, Toronto, ON M5L 1G3.

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(33)	Chris Rowan, David Dattels, and Norm Chang, the Porfolio Managers of Gundyco ITF NewGen Focused Alpha Fund A/C 515-90049-19 (the “Selling Stockholder”), have voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Mr. Rowan, Mr. Dattels and Mr. Chang disclaim any beneficial ownership of such shares. The address of Gundyco ITF NewGen Focused Alpha Fund A/C 515-90049-19 is 25 King St. W, Suite 2900, Toronto, ON M5L 1G3.

(34)	Trevor Koverko, through his ownership of TDK Cashflow Ltd, has voting and investment control over Hamble International Inc. (the “Selling Stockholder”) which has voting and investment control over the shares held by the Selling Stockholder. Mr. Koverko and TDK Cashflow Ltd may be deemed the beneficial owner of such shares. Mr. Koverko and TDK Cashflow LTD, however, disclaim any beneficial ownership of such shares. The address of Hamble International Inc. is Suite 1, Ground Floor, The Financial Services Centre, Bishop’s Court Hill, St. Michael, Barbados BB14004.

(35)	Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. (the “Selling Stockholder”) and has beneficial ownership of the shares held by the Selling Stockholder. The Selling Stockholder disclaims beneficial ownership of such shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Selling Stockholder is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(36)	Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Selling Stockholder”) and has beneficial ownership of the shares held by the Selling Stockholder. The Selling Stockholder disclaims beneficial ownership of such shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Selling Stockholder is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(37)	Hivemind Capital Partners, LLC, the Investment Manager of HiveMind Validation Master Fund, LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Yechuan Zhang is a Partner of Hivemind Capital Partners, LLC and may be deemed to be the beneficial owner of such shares. Mr. Zhang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of HiveMind Validation Master Fund, LP is c/o Hivemind Capital Partners, LLC, 315 Park Avenue South, 4th Floor, New York, NY 10010.

(38)	Nathan Allman, the Manager of HMBM Ventures LLC (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Mr. Allman may be deemed to be the beneficial owner of such shares. Mr. Allman, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of HMBM Ventures LLC is 601 Brickell Key Drive, Suite 700, Miami, FL, 33131.

(39)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. Is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, Fl 3, Stamford, CT 06902.

(40)	John Boyle Platts, the Director of Hypersphere Atlas Master Fund Ltd., (the “Selling Stockholder”), has voting and investment control over the shares held by the Selling Stockholder. Mr. Platts may be deemed to be the beneficial owner of such shares. Mr. Platts, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Hypersphere Atlas Master Fund Ltd. is 1111 Lincoln Road, Suite 500, Miami Beach, Florida, 33139.

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(41)	The principal business address for JAK Opportunities XVIII LLC (“Selling Stockholder”) is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119. JAK Opportunities XVIII LLC is wholly-owned by ATW Master Fund V L.P. ATW Partners Opportunities Management, LLC serves as the investment manager to ATW Master Fund V L.P. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the ATW Partners Opportunities Management, LLC (the “Managing Members”). ATW Master Fund V L.P, ATW Partners Opportunities Management, LLC and the Managing Members may be deemed to have shared voting and dispositive power with respect to securities beneficially owned by JAK. ATW Master Fund V L.P, ATW Partners Opportunities Management, LLC and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein.

(42)	Jane Street Global Trading, LLC (the “Selling Stockholder”) is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the Registrable Securities. Mr. Batty and Mr. Berger disclaim any beneficial ownership of the shares held by the Selling Stockholder. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(43)	Consists of 6,434,213 Pre-Funded Warrants from the PIPE Offering. Joseph Lubin is the Chairman of the Board of Directors of the Company and is the co-founder and Chief Executive Officer of Consensys, which acts as a strategic advisor to the Company pursuant to the Strategic Advisor Agreement.

(44)	David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(45)	Chen Jiaxiao the Director of Layertech Inc. (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder. Mr. Jiaxiao may be deemed to be the beneficial owner of such shares. Mr. Jiaxiao, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Layertech Inc. is Intershore Chambers, Road Town, British Virgin Islands.

(46)	Daniel Kordash, President of M2B Funding Corp. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Kordash may be deemed to be the beneficial owner of such shares. Mr. Kordash, however, disclaims any beneficial ownership over the shares. The address of M2B Funding Corp is 66 W Flagler Street, Suite 900, #10189, Miami, FL 33130.

(47)	Jess Mogul, President of Mank Capital, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Mogul may be deemed to be the beneficial owner of such shares. Mr. Mogul, however, disclaims any beneficial ownership over the shares. The address of Mank Capital, LLC is 347 W. 87th St., Apt. 2R, New York, NY 10024.

(48)	Number of shares registered for sale includes (i) 2,661,500 held by MWIS Eureka Fund, and (ii) 108,500 held by MWIS Global Financials Market Neutral Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the “Investment Manager”), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds is 32 Molesworth Street, Dublin 2, Ireland.

(49)	Number of shares registered for sale includes (i) 2,661,500 held by MWIS Eureka Fund, and (ii) 108,500 held by MWIS Global Financials Market Neutral Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the “Investment Manager”), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds is 32 Molesworth Street, Dublin 2, Ireland.

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(50)	Allan Marshall, President and Chief Executive Officer of MFA Holdings Corp. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Marshall may be deemed to be the beneficial owner of such shares. Mr. Marshall, however, disclaims any beneficial ownership over such shares. The address of MFA Holdings Corp. is 2570 Merchant Ave, Odessa, FL 33556.

(51)

MM Asset Management Inc., the investment advisor to MMCAP International Inc. SPC (the “Selling Stockholder”) has voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Matthew MacIsaac is the Secretary of MM Asset Management Inc and may be deemed to be the beneficial owner of such shares. Mr. MacIsaac, however, disclaims any beneficial ownership of such shares. The address of MMCAP International Inc. SPC

Mourant Governance Service (Cayman) Ltd 94 Solaris Ave Camana Bay BOX 1348 Grand Cayman

Cayman Islands KY1-1108.

(52)	Jordan Abisch, the Managing Partner of RK Capital Management LLC, the Investment Manager of North Commerce Parkway Capital LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Mr. Abisch, however, disclaims any beneficial ownership of such shares. The address of North Commerce Parkway Capital LP is 2200 N. Commerce Pkwy, Ste 200, Weston, FL 33326.

(53)	Daniel Morehead, the Managing Partner of Pantera Blockchain Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Morehead may be deemed to be the beneficial owner of such shares. Mr. Morehead, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of Pantera Blockchain Fund LP is at c/o 600 Montgomery Street, 45th Floor, San Francisco, CA 94111.

(54)	Matthew Gorham, the Managing Partner of Pantera Liquid Token Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Gorham may be deemed to be the beneficial owner of such shares. Mr. Gorham, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of the Selling Securityholder is at c/o 600 Montgomery Street, 45th Floor, San Francisco, CA 94111.

(55)	ParaFi Capital LP signed an Asset Management Agreement with the Company. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Digital Opportunities LP (the “Selling Stockholder”). Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. In a transaction separate from the purchase of shares by the Selling Stockholder, ParaFi Capital also entered into an Asset Management Agreement with the Company. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

(56)	ParaFi Capital LP signed an Asset Management Agreement with the Company. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Quantitative Strategies LP (the “Selling Stockholder”). Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. In a transaction separate from the purchase of shares by the Selling Stockholder, ParaFi Capital also entered into an Asset Management Agreement with the Company. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

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(57)	ParaFi Capital LP signed an Asset Management Agreement with the Company. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Venture Fund II LP (the “Selling Stockholder”). Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. In a transaction separate from the purchase of shares by the Selling Stockholder, ParaFi Capital also entered into an Asset Management Agreement with the Company. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

(58)	Duncan Huyler, the CFO/COO of Perga Capital Partners LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Huyler may be deemed to be the beneficial owner of such shares. Mr. Huyler, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of Perga Capital Partners LP is 1000 Biscayne Boulevard, Miami, FL 33132.

(59)	Peng Luo, the Director of Pionex Growth I Limited (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Luo may be deemed to be the beneficial owner of such shares. Mr. Luo, however, disclaims any beneficial ownership of the shares held by the Selling Stockholdder except to the extent of his pecuniary interest therein. The registered address of Pionex Growth I Limited is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola VG1110, British Virgin Island.

(60)	Polar Multi-Strategy Master Fund (the “Selling Stockholder”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Selling Stockholder and has control and discretion over the shares held by the Selling Stockholder. As such, PAMPI may be deemed the beneficial owner of the shares held by the Selling Stockholder. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of the Selling Stockholder is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario, M5J 0E6, Canada.

(61)	Joseph Naggar, the Chief Executive Officer and Chief Investment Officer of Republic Digital Fund Manager LLC, the Investment Manager of Republic Digital Opportunistic Digital Assets Master Fund Ltd. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Naggar may be deemed to be the beneficial owner of such shares. Mr. Naggar, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of Republic Digital Opportunistic Digital Assets Master Fund Ltd. is 149 5th Avenue, 10th Floor, New York, NY 10010.

(62)	Louis Camhi, the Chief Investment Officer of RLH Capital LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Camhi may be deemed to be the beneficial owner of such shares. The address of RLH Capital LLC is 119 Hicks Lane, Great Neck, NY 11024.

(63)	RLH Capital LLC, the Manager of RLH SPAC Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Louis Camhi is the Chief Investment Officer of RLH Capital LLC and may be deemed to be the beneficial owner of such shares. Mr. Camhi, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of RLH SPAC Fund LP is 119 Hicks Lane, Great Neck, NY 11024.

(64)	Includes 13,000 shares of Common Stock. Mr. DeLucia currently serves as the Company’s Chief Financial Officer.

(65)	Includes 6,250 vested RSUs and 18,333 unvested RSUs. Mr. Phythian currently serves as the Company’s Chief Executive Officer.

(66)	Nir Shamir the Chief Executive Officer and Hadar Shamir of S.H.N Financial Investments Ltd (the “Selling Stockholder”) have voting and investment control over the shares held by the Selling Stockholder and may be deemed to be the beneficial owners of such shares. Mr. Shamir and Mr. Shamir, however, disclaim any beneficial ownership of such shares. The address of the S.H.N. Financial Investments Ltd is Arik Einstein 3, Herzliya, Israel.

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(67)	Ezra Serrur, the Manager of the General Partner of Serrur Investment Partners, LP (the “Selling Stockholder”), has voting and investment control over the shares held by the Selling Stockholder. Mr. Serrur may be deemed to be the beneficial owner of such shares. Mr. Serrur, however, disclaims any beneficial ownership of such shares. The address of Serrur Investment Partners, LP is 37 Greenpoint Avenue, Suite 416 #20, Brooklyn, NY, 11222.

(68)	Robert Rutherford, the Director of Solios Inc. (the “Selling Stockholder”), has voting and investment control over the shares held by the Selling Stockholder. Mr. Rutherford may be deemed to be the beneficial owner of such shares. Mr. Rutherford, however, disclaims any beneficial ownership of such shares. The address of Solios Inc. is 1850 Gateway Dr., San Mateo, CA 94404.

(69)

Keith Fleischmann, the Managing Member of Space Summit Opportunity Fund I, LP (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Mr. Fleischmann may be deemed to be the beneficial owner of such shares. Mr. Fleischmann, however, disclaims any beneficial ownership of such shares. The address of Space Summit Opportunity Fund I, LP is 6240 West 3rd Street, #421, Los Angeles, CA 90036.

(70)

Eliyahu Ben Sasson, the Chief Executive Officer of Starkware Industries Ltd. (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Mr. Ben Sasson may be deemed to be the beneficial owner of such shares. Mr. Ben Sasson, however, disclaims any beneficial ownership of such shares. The address of Starkware Industries Ltd. is 32 HaMelacha Street, Netanya, PO Box #251, Israel 4210201.

(71)	Stratos Digital Venture Fund II GP LLC, the General Partner of Stratos Digital Venture Fund II LP (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Stratos Digital Venture Fund II GP LLC may be deemed the beneficial owner of such shares. Stratos Digital Venture Fund II GP LLC, however, disclaims any beneficial ownership of such shares. The address of Stratos Digital Venture Fund II LP is 610 Newport Center Dr, Suite 430, Newport Beach, CA 92660.

(72)	Stratos Liquid Fund GP LLC, the General Partner of Stratos Liquid Fund LP (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Stratos Liquid Fund GP LLC may be deemed the beneficial owner of such shares. Stratos Liquid Fund GP LLC, however, disclaims any beneficial ownership of such shares. The address of Stratos Liquid Fund LP is 610 Newport Center Dr, Suite 430, Newport Beach, CA 92660.

(73)	Stratos Venture Fund III GP LLC, the General Partner of Stratos Venture Fund III LP (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Stratos Venture Fund III GP LLC may be deemed the beneficial owner of such shares. Stratos Venture Fund III GP LLC, however, disclaims any beneficial ownership of such shares. The address of Stratos Venture Fund III LP is 610 Newport Center Dr, Suite 430, Newport Beach, CA 92660.

(74)	Greg Crawford, Trustee of The San Remo Trust (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Crawford may be deemed to be the beneficial owner of such shares. Mr. Crawford, however, disclaims any beneficial ownership of such shares. The address of the Selling Stockholder is 5 Pine Cone Rd, Suite 205, Dayton, NV 89403.

(75)	Chris Rowan, David Dattels, and Norm Chang, the Porfolio Managers of TIFF MultiAsset NewGen A/C I8DP (the “Selling Stockholder”), have voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Mr. Rowan, Mr. Dattels and Mr. Chang disclaim any beneficial ownership of such shares. The address of the Selling Stockholder is 25 King St. W, Suite 2900, Toronto, ON M5L 1G3.

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(76)	Ms. Roberts is currently the Company’s VP of Affiliate Marketing.

(77)	The Quarry LP, the investment manager of TQ Master Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Peter Bremberg, the Chief Investment Officer of the Quarry LP may be deemed to be the beneficial owner of such shares. Mr. Bremberg, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder. The registered address of TQ Master Fund LP is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY, 10010.

(78)

Malcolm Fairbairn, the Chief Investment Officer of Transcend Partners LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Fairbairn may be deemed to be the beneficial owner of such shares. Mr. Fairbairn, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of the Selling Stockholder is at c/o 3972 Happy Valley Road, Lafayette, CA 94559.

(79)	Thibault Reichelt, Director of Winone Limited (the “Selling Stockholder”) has voting and investment control over the shares held by the Selling Stockholder. Mr. Reichelt may be deemed to be the beneficial owner of such shares. Mr. Reichelt, however, disclaims any beneficial ownership of such shares. The address of Winone Limited is Vistra Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

(80)	Wolverine Asset Management, LLC (“WAM”) is the registered investment adviser which manages Wolverine Flagship Fund Trading Limited (the “Selling Stockholder”) and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. (“WH”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of WH. Each of Robert R. Bellick, Christopher L. Gust, WTP, WH, and WAM disclaims beneficial ownership of securities held by Wolverine Flagship Fund Trading Limited.

(81)

WSC GP Digital Assets II LTD, the general partner of WSC Digital Assets, II Limited Partnership (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Sep Alavi is the Director of WSC GP Digital Assets II LTD. and may be deemed to be the beneficial owner of such shares. Mr. Alavi, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of WSC Digital Assets II, Limited Partnership is c/o 12350-3 Place Ville-Marie, Montreal Quebec H3B 0E7 Canada.

(82)

WSC GP Digital Assets II LTD., the general partner of WSC SharpLink Growth II, Limited Partnership (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Sep Alavi is the Director of WSC GP Digital Assets II LTD. and may be deemed to be the beneficial owner of such shares. Mr. Alavi, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of WSC SharpLink Growth II, Limited Partnership is at c/o 12350-3 Place Ville-Marie, Montreal Quebec H3B 0E7 Canada.

(83)

WSC GP Digital Assets II LTD., the general partner of WSC SharpLink Growth, Limited Partnership (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Sep Alavi is the Director of WSC GP Digital Assets II LTD. and may be deemed to be the beneficial owner of such shares. Mr. Alavi, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of WSC SharpLink Growth, Limited Partnership is c/o 12350-3 Place Ville-Marie, Montreal Quebec H3B 0E7 Canada.

(84)	Ying Xuan Yong, Trustee of the Yong Family Revocable Trust (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. Mr. Yong, however, disclaims any beneficial ownership of such shares. The address of the Selling Stockholder is 700 North Pearl St. Suite 1900 Dallas, TX 75201.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary — Recent Developments — Private Placement Offering in May 2025,” and (iii) as described in this section and in the table and footnotes above.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Securities and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We are obligated to maintain the effectiveness of this registration statement until all of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Placement Agent Warrants, we are also obligated to register the Placement Agent Warrants and Placement Agent Warrant Shares. The resale Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

TRANSFER AGENT

Our transfer agent is Equiniti Trust Company located at 48 Wall Street, Floor 23, New York, New York 10005.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.sharplink.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. We incorporate by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on March 31, 2025;

●	Our preliminary proxy statement on Schedule 14A, filed with the SEC on March 21, 2025; and

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 28, 2025, March 26, 2025, April 3, 2025, April 23, 2025, May 2, 2025, May 20, 2025, May 30, 2025, and June 5, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

SharpLink Gaming, Inc.

333 Washington Avenue North

Suite 104

Minneapolis, Minnesota 55401

Attention: Chief Financial Officer

Phone: 612-293-0619

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58,699,760 Shares of Common Stock

10,400,553 Pre-Funded Warrants to Purchase up to 10,400,553 Shares of Common Stock

10,400,553 Shares of Common Stock Underlying Pre-Funded Warrants

3,455,019 Strategic Advisor Warrants to Purchase up to 3,455,019 Shares of Common Stock

3,455,019 Shares of Common Stock Underlying Strategic Advisor Warrants

2,764,013 Placement Agent Warrants to Purchase up to 2,764,013 Shares of Common Stock

2,764,013 Shares of Common Stock Underlying Placement Agent Warrants

PROSPECTUS

June 12, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses payable by SharpLink Gaming, Inc. (the “Company” or “SharpLink”) in connection with the offering and sale of the shares of Common Stock, par value $0.0001 per share, (the “Common Stock”) being registered. All amounts shown are estimates, except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$396,104.26
Accounting fees and expenses	10,000
Legal fees and expenses	225,000
Transfer agent and registrar fees	25,000
Printing expenses	-
Miscellaneous	10,000
Total	$666,104.26

Item 15. Indemnification of Directors and Officers

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a company to eliminate the personal liability of directors of a company to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his, her, or its duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter, as amended provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or senior officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the company for another company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he, she, or it was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he, she, or it reasonably believed to be in or not opposed to the best interests of the company, and, in any criminal action or proceeding, had no reasonable cause to believe his, her, or its conduct was unlawful, except that, in the case of actions brought by or in the right of the company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In accordance with the Company’s Amended and Restated Certificate of Incorporation as stated in Article 6 titled “Liabilities; Indemnification:”

6.1 To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or senior officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or senior officer. No amendment to, modification of, or repeal of Section 6.1 shall apply to or have any effect on the liability or alleged liability of any director or senior officer of the Corporation for or with respect to any acts or omissions of such director or senior officer occurring prior to such amendment.

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6.2 The Company may indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director, or senior officer, employee, or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, senior officer, employee, or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 6.2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Pursuant to Article XI titled “Indemnification” of the Company’s Bylaws, the Company shall indemnify its directors and officers to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of Article XI.

The right of the Company’s directors and officers to indemnification under the Company’s charter and bylaws is not exclusive of any other right which they may have or hereafter acquire under any statute, our charter, our bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

To the fullest extent permitted by the DGCL or any other applicable law, the Company, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XI.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

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Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023).

4.1	Form of Regular Warrant issued to Alpha Capital Anstalt (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K submitted to the SEC on November 19, 2021)

4.2	Common Stock Purchase Warrant for 800,000 shares in favor of Alpha Capital Anstalt, dated February 15, 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

4.3	MTS Warrant issued to Roy Hess for 58,334 Ordinary Shares of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

4.4	MTS Warrant issued to Roy Hess for 25,000 Ordinary Shares of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

4.5	Common Stock Purchase Warrant of SportsHub Games Network, Inc., dated October 29, 2018 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023)

4.6	Form of Pre-Funded Warrant, dated May 21, 2025 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on May 20, 2025)

4.7	Form of Pre-Funded Warrant, dated May 30, 2025 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

4.8	Form of Strategic Advisor Warrant, dated May 30, 2025 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

4.9	Form of Placement Agent Warrant, dated May 30, 2025 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

5.1*	Opinion of Thompson Hine LLP

10.1	Form of Securities Purchase agreement, dated May 26, 2026, between SharpLink Gaming, Inc. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

10.2	Form of Securities Purchase agreement, dated May 20, 2026, between SharpLink Gaming, Inc. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 20, 2025)

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10.3	Placement Agency Agreement, dated May 26, 2025, between SharpLink Gaming, Inc. and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

10.4	Form of Registration Rights Agreement, dated as of May 26, 2025, between SharpLink Gaming, Inc. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

10.5	Strategic Advisor Agreement, dated May 30, 2025, between SharpLink Gaming, Inc. and Consensys Software Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on May 30, 2025)

23.1*	Consent of Cherry Bekaert, LLP

23.2*	Consent of Thompson Hine LLP (included in Exhibit 5.1)

107*	Filing Fee Table

*	Filed herewith
†	Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information contained in this has been redacted as indicated therein
††	Annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted annexes and schedules upon request.
+	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 12, 2025.

SHARPLINK GAMING, INC.

By:	/s/ Rob Phythian
Name:	Rob Phythian
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rob Phythian and Robert DeLucia, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/Rob Phythian	Chief Executive Officer and Director	June 12, 2025
Rob Phythian	(Principal Executive Officer)

/s/ Robert DeLucia	Chief Financial Officer	June 12, 2025
Robert DeLucia	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Lubin	Director and Chairman of the Board of Directors	June 12, 2025
Joseph Lubin

/s/ Leslie Bernhard	Director	June 12, 2025
Leslie Bernhard

/s/ Robert Gutkowski	Director	June 12, 2025
Robert Gutkowski

/s/ Obie McKenzie	Director	June 12, 2025
Obie McKenzie

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